Exhibit 4.5.1

                               CONSOLTEX INC.
                            CONSOLTEX (USA) INC.

                                  Issuers

                          CONSOLTEX HOLDINGS, INC.
                        CONSOLTEX INTERNATIONAL INC.
                           RAFYTEK, S.A. DE C.V.
                       CONSOLTEX MEXICO, S.A. DE C.V.
                      LINQ INDUSTRIAL FABRICS II, INC.

                                 Guarantors

                                    and

                    U.S. BANK TRUST NATIONAL ASSOCIATION

                                  Trustee



                       FOURTH SUPPLEMENTAL INDENTURE

                        Dated as of January 9, 2002

                       -----------------------------

                                $120,000,000

              11% SERIES B SENIOR SUBORDINATED NOTES DUE 2003



         THIS FOURTH SUPPLEMENTAL INDENTURE (the "Fourth Supplemental Indenture"), dated as of January 9, 2002, is made by and among CONSOLTEX INC., a New Brunswick, Canada corporation (successor after the amalgamation with AIP/CGI NB Acquisition Corp.) ("Consoltex Group"), CONSOLTEX (USA) INC., a New York corporation, ("Consoltex USA," and, together with Consoltex Inc., the "Issuers"), CONSOLTEX HOLDINGS, INC., CONSOLTEX INTERNATIONAL INC. (F/K/A THE BALSON-ERLANGER GROUP LTD.), RAFYTEK, S.A. DE C.V. and CONSOLTEX MEXICO, S.A. DE C.V. (collectively, the "Existing Guarantors"), LINQ INDUSTRIAL FABRICS II, INC. ("New LINQ") and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as FIRST TRUST NATIONAL ASSOCIATION), as Trustee (the "Trustee"), under the Indenture dated as of September 30, 1993 (the "Original Indenture"), as amended and supplemented by a Supplemental Indenture dated as of August 18, 1994 (the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of September 29, 2000 (the "Second Supplemental Indenture") and a Third Supplemental Indenture dated as of April 12, 2001 (the "Third Supplemental Indenture" and, the Original Indenture as so amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the "Indenture"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

                            W I T N E S S E T H:
                            --------------------

         WHEREAS, the Issuers, the Existing Guarantors, LINQ
Industrial Fabrics, Inc. ("Old LINQ") and the Trustee are parties to the Indenture, pursuant to which the Issuers have issued their 11% Series B Senior Subordinated Notes Due 2003 (the "Notes") and the Existing
Guarantors and Old LINQ have guaranteed all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis;

         WHEREAS, Consoltex USA and Consoltex Mexico have entered into an agreement pursuant to which Consoltex USA has disposed of all of the Capital Stock of Old LINQ and certain other assets to a person that is not an Affiliate of Consoltex Group (the "Old LINQ Disposition");

         WHEREAS, Section 10.04 of the Indenture provides that upon a sale or other disposition of all of the Capital Stock of a Guarantor to any person that is not an Affiliate of Consoltex Group, such Guarantor shall be released and relieved of its obligations under its Guarantee; provided that: (i) such sale or disposition is in compliance with Section 4.10 of the Indenture and (ii) the Net Proceeds of any such sale or disposition are applied in accordance with the applicable provisions of the Indenture;

         WHEREAS, on the date hereof, the Issuers have delivered to the Trustee an Officers' Certificate to the effect that the Old LINQ
Disposition was in compliance with Section 4.10 of the Indenture and that the Net Proceeds of the Old LINQ Disposition have been applied in accordance with the applicable provisions of the Indenture;

         WHEREAS, in connection with the Old LINQ Disposition, Old LINQ transferred certain assets to New LINQ (the "New LINQ Capitalization");

         WHEREAS, upon consummation of the New LINQ Capitalization and the Old LINQ Disposition, New LINQ is a Significant Subsidiary of Consoltex USA under the Indenture;

         WHEREAS, Section 4.13 of the Indenture provides that neither Issuer nor any of their respective Subsidiaries shall acquire or form a Significant Subsidiary, unless the Issuers (a) designate such Significant Subsidiary as a Unrestricted Subsidiary pursuant to the terms of the Indenture or (b) cause such Significant Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Significant Subsidiary shall guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis;

         WHEREAS, New LINQ is duly authorized to execute and deliver this Fourth Supplemental Indenture and to guarantee all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis;

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make this Fourth Supplemental Indenture valid and binding have been complied with or have been done or performed; and

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         SECTION 1.01. Release of Old LINQ Guarantee. Effective as of the date of the Old LINQ Disposition, Old LINQ shall be released and relieved of its obligations under its Guarantee.

         SECTION 1.02. New LINQ Guarantee. New LINQ hereby guarantees all of the obligations of the Issuers with respect to the Notes on a senior subordinated basis as provided in Sections 4.13 and 10.01 of the Indenture. References in the Indenture to the term "Guarantor" or "Guarantors" shall be deemed to include New LINQ.

         SECTION 1.03. Consent to Jurisdiction. New LINQ irrevocably:

         (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court therefrom in any action or proceeding arising out of or relating to this Supplemental Indenture;

         (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court;

         (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

         (d) consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to New LINQ, at its address maintained in the records of the Issuers; and

         (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Nothing in this Section 1.03 shall affect the right of any party hereto or any Holder to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the Issuers or any Guarantor or their respective property in the courts of other jurisdictions.

         SECTION 1.04. Effectiveness. This Fourth Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

         SECTION 1.05. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH
SUPPLEMENTAL INDENTURE.

         SECTION 1.06. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

         SECTION 1.07. Severability. In case any provision of this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.08. Ratification. Except as expressly waived, amended or supplemented hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects and, as expressly waived, amended, or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuers, the Guarantors and the Trustee.

         SECTION 1.09. Trustee. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Fourth Supplemental Indenture.

         SECTION 1.10. No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Issuers and Guarantors, and the Trustee assumes no responsibility whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or for the due execution hereof by the Issuers and the Guarantors.

         SECTION 1.11. Reaffirmation. The parties hereto make and reaffirm as of the date of execution of this Fourth Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture.

         SECTION 1.12. Assignment. All covenants and agreements of the Issuers, the Guarantors, and the Trustee in this Fourth Supplemental Indenture shall bind each of their respective successors and assigns, whether so expressed or not.

         SECTION 1.13. Third-Party Beneficiaries. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture or this Fourth Supplemental Indenture.

         SECTION 1.14. Trust Indenture Act. If any provisions hereof limit, quality or conflict with a provision of the Trust Indenture Act of 1939, as amended from time to time (the "TIA"), required under the TIA to be a part of and govern this Fourth Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Fourth Supplemental Indenture as so modified or excluded, as the case may be.

         SECTION 1.15. Unity. All provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                          (signature pages follow)

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed all as of the date and year first above written.

                           CONSOLTEX INC.


                           By:      /s/  Alex Di Palma
                                    --------------------------------------------
                                    Name: Alex Di Palma
                                    Title: Executive Vice-President,
                                           Finance and Taxation

                           CONSOLTEX (USA) INC.


                           By:      /s/ Alex Di Palma
                                    --------------------------------------------
                                    Name: Alex Di Palma
                                    Title: Executive Vice-President,
                                           Finance and Taxation

                           CONSOLTEX HOLDINGS, INC.


                           By:      /s/ Alex Di Palma
                                    --------------------------------------------
                                    Name: Alex Di Palma
                                    Title: Executive Vice-President,
                                           Finance and Taxation

                           CONSOLTEX INTERNATIONAL INC.


                           By:      /s/ Alex Di Palma
                                    --------------------------------------------
                                    Name: Alex Di Palma
                                    Title: Vice-President, Taxation

                           RAFYTEK, S.A. DE C.V.

                           By:      /s/ C. Suzanne Crawford
                                    --------------------------------------------
                                    Name: C. Suzanne Crawford
                                    Title: Attorney-in-fact

                           CONSOLTEX MEXICO, S.A. DE C.V.


                           By:      /s/ C. Suzanne Crawford
                                    --------------------------------------------
                                    Name: C. Suzanne Crawford
                                    Title: Attorney-in-fact




                           LINQ INDUSTRIAL FABRICS II, INC.


                           By:      /s/ C. Suzanne Crawford
                                    --------------------------------------------
                                    Name: C. Suzanne Crawford
                                    Title: Vice-President, Legal Affairs
                                           and Corporate Secretary

                           U.S. BANK NATIONAL ASSOCIATION

                           By:      /s/ T.J. Sandell
                                    --------------------------------------------
                                    Name: T. J. Sandell
                                    Title: Vice-President